SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 11, 2012 (June 8, 2012)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”).  As also previously disclosed, on March 6, 2012, Dynegy Inc. (“Dynegy”) and DH (together with Dynegy, the “Plan Proponents”) filed a Second Amended Chapter 11 Plan of Reorganization and a related disclosure statement for DH with the Bankruptcy Court.

On June 8, 2012, the Plan Proponents filed a Third Amended Chapter 11 Plan of Reorganization (the “Third Amended Plan”) and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court reflecting agreements reached among the Plan Proponents and DH’s major creditor constituencies in the Amended and Restated Settlement Agreement and Plan Support Agreement (the “Amended Agreements”), each dated as of May 30, 2012.

Copies of the Third Amended Plan and the Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively.  Copies of the Third Amended Plan and the Disclosure Statement are also publicly available and may be accessed free of charge at the Debtors’ website at http://dm.epiq11.com/DHL/Project.  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Form 8-K.

The Debtors recommend that holders of claims refer to the limitations and qualifications included in the Third Amended Plan and the Disclosure Statement, as applicable, with respect to the information contained therein.  Information contained in the Third Amended Plan and the Disclosure Statement is subject to change, whether as a result of further amendments to the Plan, as amended, actions of the Bankruptcy Court or third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of the Third Amended Plan until the Bankruptcy Court approves the Disclosure Statement as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Plan Proponents and the condition of the Plan Proponents’ books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests treated under the Third Amended Plan to make an informed judgment about the Third Amended Plan.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Third Amended Plan.  There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that the holders of claims or interests treated under the Third Amended Plan will approve the Third Amended Plan, or that the Bankruptcy Court will confirm the Third Amended Plan.  The Third Amended Plan will become effective if and when the requisite approval is received from holders of claims treated under the Third Amended Plan and entitled to vote in respect thereof, an order confirming the Third Amended Plan is entered by the Bankruptcy Court, and certain conditions to the effectiveness of the Third Amended Plan, as stated therein, are satisfied.

The Third Amended Plan and the Disclosure Statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

99.1	Third Amended Chapter 11 Plan of Reorganization, as filed June 8, 2012.
99.2	Disclosure Statement, as filed June 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: June 11, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: June 11, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Third Amended Chapter 11 Plan of Reorganization filed June 8, 2012.
99.2	Disclosure Statement, filed June 8, 2012.